(FORM OF FACE)

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO OR FOR THE ACCOUNT OR BENEFIT OF ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS COMPLIES WITH RULE 144 UNDER THE SECURITIES ACT) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE WARRANT AGENT A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (COPIES OF SUCH FORM CAN BE OBTAINED FROM THE WARRANT AGENT), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR RIDGEFIELD PARK, NJ

ASCENT ENERGY INC.
WARRANT CERTIFICATE
EVIDENCING
WARRANTS TO PURCHASE COMMON SHARES
(VALID ONLY IF COUNTERSIGNED BY THE
WARRANT AGENT AS PROVIDED HEREIN)

WARRANTS

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 04362R 11 2

THIS CERTIFIES that
or registered assigns is the registered owner of ________________ Warrants to Purchase Common Shares of Ascent Energy Inc., a Delaware corporation (the "Company," which term includes any successor thereto under the Warrant Agreement), and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder's option, at any time to purchase from the Company 191.943 Warrant Shares for each Warrant evidenced hereby, at the purchase price of $5.21 per share (as adjusted from time to time, the "Warrant Price"), payable in full at the time of purchase, the number of Warrant Shares into which and the Warrant Price at which each Warrant shall be exercisable, each being subject to adjustment as provided in Section 6 of the Warrant Agreement.
        The Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby, on any Business Day from and after the Separation Date (as defined in the Warrant Agreement) until 5:00 p.m., New York City time, on June 30, 2011 (subject to earlier expiration pursuant to Section 5 of the Warrant Agreement, the "Expiration Date") for the Warrant Shares purchasable hereunder.
        Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
        Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.

Dated:

Countersigned:
MELLON INVESTOR SERVICES LLC

Warrant Agent
By:
Authorized Signature

(FORM OF REVERSE)

ASCENT ENERGY INC.
WARRANT CERTIFICATE
EVIDENCING
WARRANTS TO PURCHASE COMMON SHARES

1.     General.
        The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Warrants to Purchase Common Shares ("Warrants"), limited in aggregate number to ________ Warrants issued under and in accordance with the Warrant Agreement, dated as of July 27, 2001 (the "Warrant Agreement"), between the Company and Mellon Investor Services LLC, as warrant agent (the "Warrant Agent", which term includes any successor thereto permitted under the Warrant Agreement), to which Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder hereof.
        In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.
        All Warrant Shares issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of Warrant Shares on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for Warrant Shares or payment of cash to any Person other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or to the Company or (b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.
        The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees, subject to the restrictions on transfer set forth herein and in the Warrant Agreement; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates.
2.     Expiration.
        Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist, as of 5:00 p.m., New York time, on the Expiration Date. "Expiration Date" shall mean June 30, 2011, or such earlier date as determined in accordance with the Warrant Agreement.
3.     Registration Rights.
        The Warrantholders and the holders of Warrant Shares shall have the registration rights provided for in the Registration Rights Agreement, dated as of July 27, 2001 (the "Registration Rights Agreement"), by and between the Company named on the execution pages thereof and the Purchasers named on the execution pages thereof. A copy of the Registration Rights Agreement is on file at the office of the Warrant Agent.
4.     Liquidation of the Company.
        If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, each Warrantholder shall receive the securities, money or other property which such Warrantholder would have been entitled to receive had such Warrantholder been the holder of record of the Warrant Shares into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price), and the rights to exercise such Warrants shall terminate.
5.     Anti-Dilution Adjustments.
        The number of Warrant Shares issuable upon exercise of a Warrant shall be adjusted on occurrence of certain events, including, without limitation, the payment of certain dividends on, or the making of certain distributions in respect of, the Common Shares, including the distribution of rights to purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price below the Current Market Price. An adjustment shall also be made in the event of a combination, subdivision or reclassification of the Common Shares. Adjustments will be made whenever and as often as any specified event requires an adjustment to occur.
6.     Procedure for Exercising Warrant.
        Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by either of the following methods:
                (A) The Holder may deliver to the Warrant Agent at the Corporate Agency Office (i) a written notice of such Holder's election to exercise all or a portion of the Warrants evidenced hereby, duly executed by such Holder in the form set forth below, which notice shall specify the number of Warrant Shares to be purchased, (ii) this Warrant Certificate and (iii) a sum equal to the aggregate Warrant Price for the Warrant Shares into which the Warrants represented by this Warrant Certificate are being exercised, which sum shall be paid in any combination elected by such Holder of (x) certified or official bank checks in New York Clearing House funds payable to the order of the Company and delivered to the Warrant Agent at the Corporate Agency Office, or (y) wire transfers in immediately available funds to the account of the company at such banking institution as the Company shall have given notice to the Warrant Agent and the Holders in accordance with the Warrant Agreement; or
                (B) The Holder may also exercise all or any of the Warrants in a "cashless" or "net-issue" exercise by delivering to the Warrant Agent at the Corporate Agency Office (A) a written notice of such Holder's election to exercise Warrants, duly executed by such Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be delivered to such Holder and either (x) the number of Warrant Shares with respect to which such Warrants are being surrendered in payment of the aggregate Warrant Price for the Warrant Shares to be delivered to the Holder or (y) the number of Company Securities that are being surrendered in payment in the aggregate Warrant Price for the Warrant Shares to be delivered to the Holder, and (B) the Warrant Certificate evidencing such Warrants, together with any Company Securities being delivered in payment of the Warrant Price. For purposes of this subparagraph (ii), each Warrant Share as to which such Warrants are surrendered in payment of the aggregate Warrant Price will be attributed a value equal to (x) the Current Market Price per share of Common Shares minus (y) the then-current Warrant Price and (iii) each Company Security that is being surrendered in payment of the aggregate Warrant Price will be attributed a value equal to (x) the Current Market Price per share of Common Shares in the case of Common Shares, (y) the aggregate principal amount of any Company Securities that evidence debt and (z) the liquidation preference of any Company Securities that evidence preferred stock.
7.     Registered Holder.
        Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.
8.     Amendment.
        The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Holders of Warrant Certificates evidencing a majority of the then outstanding Warrants.
9.     Status as Warrantholder.
        Prior to the exercise of the Warrants, except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Shares of the Company, including, without limitation, the right to vote at, or to receive any notice of, any meetings of stockholders of the Company; (ii) the consent of any Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided with respect to the dissolution, liquidation or winding up of the Company, no Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no Holder shall have any right not expressly conferred by the Warrant Agreement or Warrant Certificate held by such Holder. Notwithstanding anything herein to the contrary, if the Company declares and pays any cash dividend or makes any distribution in cash in respect of its Common Shares, it shall pay each Holder of Warrants an amount in cash equal to the amount that such Holder would have received had it been a holder of record of the Warrant Shares issuable upon exercise of its Warrants immediately prior to the record date for such dividend or distribution.
10.   Governing Law.
        This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to principles of conflicts of Laws to the extent that application of the Law of another jurisdiction would be required thereby.
11.    Definitions.
        All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

FORM OF EXERCISE
In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise Warrants evidenced by this Warrant Certificate or represents that such Holder has tendered the Warrant Price for each of the Warrants evidenced hereby being exercised in the aggregate amount of $            in the indicated combination of:
(i) cash ($                );
(ii) certified bank check payable to the order of the Company ($               );
(iii) official bank check in New York Clearing House funds payable to the order of the Company ($            );
(iv) wire transfer in immediately available funds to the account designated by the Company for such purpose ($              ); or
(v) surrender of Warrants or other Company Securities having a value determined in accordance with the Warrant Certificate ($              ).
        The undersigned requests that the Warrant Shares issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below. If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:

Name:
(Please Print)
Address:

(Insert Social Security or Other Identifying Number of Holder)

Signature:

(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a national securities exchange.)

Signature Guaranteed:
Instructions (i) as to denominations and names of Warrant Shares issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Warrant Certificates evidencing unexercised Warrants:

Name:
(please print)
By:
Title:

ASSIGNMENT
(Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

        FOR VALUE RECEIVED, hereby sells, assigns and transfers unto

(Please print name and address including zip code)

(Insert Social Security or Other Identifying Number of Holder)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:

Signature:

(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a national securities exchange.)

Signature Guaranteed:

Name:
(please print)
By:

Title: